ALARIS Medical, Inc.
Corporate Headquarters
10221 Wateridge Circle
San Diego, CA
(858) 458-7000
(858) 458-7760 (fax)

News Release

AT THE COMPANY:

William C. Bopp
Sr. VP & CFO
(858) 458-7994

FOR IMMEDIATE RELEASE
June 23, 2003

ALARIS MEDICAL EXTENDS DEBT TENDER OFFERS TO JUNE 30, 2003

SAN DIEGO, CA, June 23, 2003 (BW HealthWire) ALARIS Medical, Inc. (AMEX: AMI) and its wholly-owned subsidiary, ALARIS Medical Systems, Inc., announced today that the companies have extended the expiration date of their cash tender offers for ALARIS Medical Systems’ 11-5/8% Senior Secured Notes due 2006 and 9-3/4% Senior Subordinated Notes due 2006 and ALARIS Medical’s 11-1/8% Senior Discount Notes due 2008 to 5:00 p.m., New York City time, on Monday, June 30, 2003, unless extended or otherwise terminated.

Although the companies have extended the expiration date of the tender offers to June 30, 2003, the holders of the notes will only be entitled to receive the consent payment if they tendered their notes by 5:00 p.m., New York City time, on June 20, 2003, the original expiration date. The tender offer consideration to be paid for each series of the notes in the tender offers remains unchanged from the prices set forth in the company’s press releases of May 30, 2003 and May 23, 2003.

To date, ALARIS Medical Systems has received tenders for 100% aggregate principal amount of its 11-5/8% Senior Secured Notes due 2006 and 99.9% aggregate principal amount of its 9-3/4% Senior Subordinated Notes due 2006, and ALARIS Medical has received tenders for 100% aggregate principal amount at maturity of its 11-1/8% Senior Discount Notes due 2008.

Questions regarding the tender offers and consent solicitations may be directed to Bear, Stearns & Co. Inc. at (877) 696-2327 (toll free) and to Citigroup Global Markets Inc. at (800) 558-3745 (toll free). Requests for documentation may be directed to Mellon Investor Services LLC, the information agent for the tender offers and consent solicitations, at (866) 323-8166 (toll free) or (917) 320-6286.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The tender offers and consent solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statement dated May 22, 2003 with respect to each class of notes.

— more —

ALARIS Medical Extends Debt Tender Offers to June 30, 2003

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, any securities. Offers, solicitations and sales may be made only by means of the prospectus contained in the company’s shelf registration statement, together with a prospectus supplement covering such securities.

About ALARIS Medical Inc. and ALARIS Medical Systems Inc.

ALARIS Medical Inc., through its wholly owned operating company, ALARIS Medical Systems Inc., develops practical solutions for medication safety. The company designs, manufactures and markets intravenous (IV) medication delivery and infusion therapy devices, needle-free disposables and related monitoring equipment in the United States and internationally. ALARIS Medical’s proprietary Guardrails® Safety Software, its other “smart” technologies and its “smart” services help to reduce the risks and costs of medication errors, help to safeguard patients and clinicians and also gather and record clinical information for review, analysis and transcription. The company provides its products, professional and technical support and training services to over 5,000 hospital and health care systems, as well as alternative care sites, in more than 120 countries through its direct sales force and distributors. With headquarters in San Diego, ALARIS Medical employs approximately 2,900 people worldwide. Additional information on ALARIS Medical can be found at http://www.alarismed.com.

This news release contains forward-looking statements as defined in the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Persons reading this release are cautioned that such forward-looking statements involve risks and uncertainties, including the company’s ability to execute the remaining transactions described in its May 23, 2003 press release on terms it finds acceptable and the significant leverage to which the company is subject. Such risk factors are detailed in the Securities and Exchange Commission filings of ALARIS Medical Inc. and ALARIS Medical Systems Inc., including Forms 10-K for the year ended Dec. 31, 2002, and other filings. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

_________________